SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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☐    Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

FLIR SYSTEMS, INC.

(Name of Registrant as Specified In Its Certificate)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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16505 S.W. 72nd Avenue

Portland, Oregon 97224

(503) 684-3731

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 24, 2003

To the Shareholders of FLIR Systems, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the “Annual Meeting”) of FLIR Systems, Inc. (the “Company”) will be held on Thursday, April 24, 2003, at 2:00 p.m., at the Multnomah Athletic Club, 1849 S.W. Salmon Street, Portland, Oregon 97205 for the following purposes:

1.	Election of Directors. To elect four Directors, one for a one-year term expiring in 2004 and three for a three-year term expiring in 2006;

2.	Approval of Amendment to Articles of Incorporation. To approve an amendment to the Company’s Articles of Incorporation to increase the number of shares of Common Stock that the Company is authorized to issue from 30,000,000 to 100,000,000; and

3.	Other Business. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

The Board of Directors of the Company has fixed the close of business on March 3, 2003 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Only shareholders of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof.

By Order of the Board,

Earl R. Lewis

Chairman of the Board of Directors, President

and Chief Executive Officer

Portland, Oregon

March 11, 2003

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE DATE, SIGN AND COMPLETE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

FLIR SYSTEMS, INC.

16505 S.W. 72nd Avenue

Portland, OR 97224

(503) 684-3731

PROXY STATEMENT

for the

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 24, 2003

INTRODUCTION

General

This Proxy Statement is being furnished to the shareholders of FLIR Systems, Inc., an Oregon corporation (“FLIR” or the “Company”), as part of the solicitation of proxies by the Company’s Board of Directors (the “Board of Directors” or the “Board”) from holders of the outstanding shares of FLIR common stock, par value $0.01 per share (the “Common Stock”), for use at the Company’s Annual Meeting of Shareholders to be held on April 24, 2003, and at any adjournments or postponements thereof (the “Annual Meeting”). At the Annual Meeting, shareholders will be asked to elect four members of the Board of Directors, approve an amendment to the Company’s Articles of Incorporation to increase the number of shares of Common Stock that the Company is authorized to issue from 30,000,000 to 100,000,000 and transact such other business as may properly come before the meeting or any adjournments or postponements thereof. This Proxy Statement, together with the enclosed proxy card, is first being mailed to shareholders of FLIR on or about March 24, 2003.

Solicitation, Voting and Revocability of Proxies

The Board of Directors has fixed the close of business on March 3, 2003 as the record date for the determination of the shareholders entitled to notice of and to vote at the Annual Meeting. Accordingly, only holders of record of shares of Common Stock at the close of business on such date will be entitled to vote at the Annual Meeting, with each such share entitling its owner to one vote on all matters properly presented at the Annual Meeting. On the record date, there were approximately 7,100 beneficial holders of the 17,413,399 shares of Common Stock then outstanding. The presence, in person or by proxy, of a majority of the total number of outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting.

If the enclosed form of proxy is properly executed and returned in time to be voted at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. Executed but unmarked proxies will be voted FOR the election of the four nominees for election to the Board of Directors and FOR the approval of the proposed amendment to the Company’s Articles of Incorporation. The Board of Directors does not know of any matters other than those described in the Notice of Annual Meeting that are to come before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the proxy will vote the shares represented by such proxy upon such matters as determined by a majority of the Board of Directors.

The presence of a shareholder at the Annual Meeting will not automatically revoke such shareholder’s proxy. A shareholder may, however, revoke a proxy at any time prior to its exercise by filing a written notice of revocation with, or by delivering a duly executed proxy bearing a later date to, Corporate Secretary, FLIR Systems, Inc., 16505 S.W. 72nd Avenue, Portland, Oregon 97224, or by attending the Annual Meeting and voting in person. However, a shareholder who attends the Annual Meeting need not revoke a previously executed proxy and vote in person unless such shareholder wishes to do so. All valid, unrevoked proxies will be voted at the Annual Meeting.

ELECTION OF DIRECTORS

At the Annual Meeting four Directors will be elected, one for a one-year term and three for a three-year term. Unless otherwise specified on the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election as Directors of the persons named below as nominees. The Board of Directors believes that the nominees will stand for election and will serve if elected as Directors. However, if any of the persons nominated by the Board of Directors fails to stand for election or is unable to accept election, the number of Directors constituting the Board of Directors may be reduced prior to the Annual Meeting or the proxies may be voted for the election of such other person as the Board of Directors may recommend.

Under the Company’s articles of incorporation and bylaws, the Directors are divided into three classes. The term of office of only one class of Directors expires in each year, and their successors are elected for terms of three years and until their successors are elected and qualified. There is currently one vacancy on the Board of Directors, which the Board expects to fill by appointment when an appropriate candidate is identified. There is no cumulative voting for election of Directors.

Information as to Nominees and Continuing Directors.    The following table sets forth the names of the Board of Directors’ nominees for election as a Director and those Directors who will continue to serve after the Annual Meeting. Also set forth is certain other information with respect to each such person’s age, principal occupation or employment during the past five years, the periods during which he has served as a Director of FLIR, the expiration of his term as a Director and the positions currently held with FLIR.

Nominees:	Age	Director Since	Expiration of Current Term	Expiration of Term for which Nominated	Position Held with FLIR
Earl R. Lewis	59	1999	2003	2006	President, Chief Executive Officer and Chairman of the Board of Directors
Michael T. Smith	58	2002	2003	2004	Director
Ronald L. Turner	56	1993	2003	2006	Director
Steven E. Wynne	50	2000	2003	2006	Director

Continuing Directors:
John C. Hart	69	1987	2005	—	Director
Angus L. Macdonald	48	2001	2005	—	Director

EARL R. LEWIS.      Mr. Lewis has served as Chairman, President and Chief Executive Officer of the Company since November 1, 2000. His current term on the Board expires at the Company’s 2003 Annual Meeting of Shareholders, at which time his election to the Board for a three year term will be voted upon. He was initially elected to the Board in June 1999 in connection with the acquisition of Spectra Physics AB by Thermo Instrument Systems Inc. Mr. Lewis was formerly President and Chief Executive Officer of Thermo Instrument Systems, Inc. and Chief Operating Officer, Measurement and Detection, of Thermo Electron Corporation, the parent company of Thermo Instrument Systems. Mr. Lewis is also a Director of SpectRx Inc., IGI, Harvard BioScience, Inc. and a trustee of Dean College. Mr. Lewis holds a B.S. from Clarkson College of Technology and has attended post-graduate programs at the University of Buffalo, Northeastern University and Harvard University.

MICHAEL T. SMITH.      Mr. Smith was elected to the Board of Directors in July 2002 for a term to expire at the Company’s 2003 Annual Meeting of Shareholders, at which time his election to the Board for a one-year term will be voted upon. From 1997 until his retirement in May 2001, Mr. Smith was Chairman of the Board and Chief Executive Officer of Hughes Electronics Corporation. From 1985 until 1997 he served in a variety of capacities for Hughes, including Vice Chairman of Hughes Electronics, Chairman of Hughes Missile Systems, and Chairman of Hughes Aircraft Company. Prior to joining Hughes in 1985, Mr. Smith spent nearly 20 years with General Motors in a variety of financial management positions. Mr. Smith is also a Director of Alliant Techsystems, Inc, (NYSE), Ingram Micro Inc. (NYSE) and Teledyne Technologies (NYSE). Mr. Smith holds a B.S. from Providence College and an MBA from Babson College. He also served as an officer in the US Army, including a combat tour in Vietnam. Mr. Smith is also a trustee of Providence College in Providence, RI and is Vice Chairman of the Board of Trustees of the Keck Graduate Institute of Applied Life Sciences at Claremont Colleges in California.

RONALD L. TURNER.      Mr. Turner was elected to the Board of Directors in 1993. His current term on the Board expires at the Company’s 2003 Annual Meeting of Shareholders, at which time his election to the Board for a three year term will be voted upon. Mr. Turner was appointed Chairman, President and Chief Executive Officer of Ceridian Corporation in May 2000, after serving Ceridian Corporation as President and Chief Executive Officer since January 2000, President and Chief Operating Officer since 1998 and Executive Vice President, Operations since 1997. From 1993 to 1997, Mr. Turner served as President and Chief Executive Officer of Computing Devices International, an aerospace company, which was a division of Ceridian Corporation. From 1987 to 1993, Mr. Turner was President and Chief Executive Officer of GEC-Marconi Electronic Systems Corporation, a defense electronics company. Prior to 1987, Mr. Turner worked for Martin Marietta Corporation for 14 years in a variety of executive positions and served in the US Air Force for five years. Mr. Turner serves on the Board of Directors of Ceridian Corporation, and the Board of Directors of The Pittston Company, and is a member of The Business Roundtable. He is also Vice Chairman of the Electronics Industries Alliance. Mr. Turner is also a past President and a member of the Board of Governors of the Massachusetts Institute of Technology Society of Sloan Fellows.

STEVEN E. WYNNE.      Mr. Wynne was elected to the Board of Directors in November 1999. His current term on the Board expires at the Company’s 2003 Annual Meeting of Shareholders, at which time his election to the Board for a three year term will be voted upon. Since April 1, 2002, Mr. Wynne has served as Acting Senior Vice President and General Counsel of the Company. Mr. Wynne is currently a partner in the Portland, Oregon law firm of Ater Wynne LLP, the Company’s outside legal counsel. Mr. Wynne was formerly Chairman and Chief Executive Officer of eteamz.com, an on-line community serving amateur athletics from June 2000 until its sale to Active.com in January 2001. From February 1995 to March 2000, Mr. Wynne served as President and Chief Executive Officer of adidas America, Inc. Prior to that time, he was a partner in the law firm of Ater Wynne LLP. Mr. Wynne received an undergraduate degree and a J.D. from Willamette University. Mr. Wynne also serves on the Board of Directors of Planar Systems, Inc.

JOHN C. HART.      Mr. Hart has served as a Director of the Company since February 1987. He served as Chairman of the Board of Directors from 1987 to April 1993. From 1982 until his retirement in 1993, Mr. Hart served as Vice President of Finance, Treasurer, Chief Financial Officer and a member of the Board of Directors of Louisiana-Pacific Corporation. Mr. Hart also served as interim President and Chief Executive Officer of the Company from May through November 2000.

ANGUS L. MACDONALD.      Mr. Macdonald has served as a Director of the Company since April 2001. Mr. Macdonald is currently President of Life Sciences Consultants, Inc., an advisory firm to growth companies regarding capital formation, corporate development and strategy. From 1996 to 2000, he was Senior Vice President and headed Special Situations in the health care equities research group at Lehman Brothers, Inc. Prior to joining Lehman Brothers, Mr. Macdonald was a senior securities analyst at Fahnestock, Inc. He holds a B.A. from the University of Pennsylvania and an MBA from Cranfield University, UK.

Board of Directors Committees and Nominations by Shareholders.    The Board of Directors acted as the nominating committee for selecting the nominees for election as Directors. The Company’s bylaws also permit shareholders to make nominations for the election of Directors, if such nominations are made pursuant to timely notice in writing to the Company’s Secretary. To be timely, notice must be delivered to, or mailed to and received at, the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the date of the meeting, provided that at least 60 days notice or prior public disclosure of the date of the meeting is given or made to shareholders. If less than 60 days notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received by the Company not later than the close of business on the tenth day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made. A shareholder’s notice of nomination must also set forth certain information specified in the Company’s bylaws concerning each person the shareholder proposes to nominate for election and the nominating shareholder.

The Board of Directors has appointed a standing Audit Committee which, during the fiscal year ended December 31, 2002, conducted seven meetings. The members of the Audit Committee currently are Messrs. Smith, Macdonald, and Turner. The Audit Committee reviews the scope of the independent annual audit, the independent public accountants’ letter to the Board of Directors concerning the effectiveness of the Company’s internal financial and accounting controls and management’s response to that letter, and such other matters referred to the Committee. The Board of Directors also has appointed a Compensation Committee that reviews executive compensation and makes recommendations to the full Board regarding changes in compensation, and also administers the Company’s stock option plans. During the fiscal year ended December 31, 2002, the Compensation Committee held 3 meetings. The members of the Compensation Committee currently are Messrs. Hart, Macdonald and Turner. The Corporate Governance Committee was created in October 2002 and will be responsible for recommending to the Board operating policies that conform to superior levels of corporate governance practice, overseeing the Board’s annual self-evaluation, locating qualified candidates to serve on the Board and recommending nominees to stand for election at each annual meeting of shareholders. The Corporate Governance Committee, the members of which are Messrs. Wynne, Macdonald and Turner, did not meet during fiscal year 2002.

During 2002 the Company’s Board of Directors held 6 meetings. Each incumbent Director attended more than 75% of the aggregate of the total number of meetings held by the Board of Directors and the total number of meetings held by all committees of the Board on which he served during the period that he served.

See “Management—Executive Compensation” for certain information regarding compensation of Directors.

The Board of Directors unanimously recommends that shareholders vote FOR the election of its nominees for Director. If a quorum is present, the Company’s bylaws provide that Directors are elected by a plurality of the votes cast by the shares entitled to vote. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting, but are not counted and have no effect on the determination of whether a plurality exists with respect to a given nominee.

MANAGEMENT

Executive Officers

The executive officers of the Company are as follows:

Name	Age	Position
Earl R. Lewis	59	Chairman of the Board of Directors, President and Chief Executive Officer
Arne Almerfors	57	Executive Vice President and President, Thermography Division
Stephen M. Bailey	55	Senior Vice President, Finance and Chief Financial Officer
James A. Fitzhenry	47	Senior Vice President, Corporate Operations and Secretary
Denis A. Helm	64	Senior Vice President, Business Development
Daniel L. Manitakos	45	Senior Vice President and General Manager, Boston Operations
Detlev H. Suderow	56	Senior Vice President, Human Resources
William A. Sundermeier	39	Senior Vice President and General Manager, Portland Operations
Andrew C. Teich	42	Senior Vice President, Sales and Marketing
Steven E. Wynne	50	Director, Acting Senior Vice President and General Counsel

Information concerning the principal occupation of Messrs. Lewis and Wynne is set forth under “Election of Directors.” Information concerning the principal occupation during the last five years of the executive officers of the Company who are not also Directors of the Company is set forth below.

ARNE ALMERFORS.      Mr. Almerfors joined FLIR in December 1997 in connection with FLIR’s acquisition of AGEMA Infrared Systems AB, and currently serves as Executive Vice President and President of the Thermography division. From 1995 to 1997, Mr. Almerfors was President and Chief Executive Officer of AGEMA Infrared Systems AB. He also served as President and Chief Executive Officer of CE Johansson AB, a manufacturer of coordinate measuring devices, from 1989 to 1995. Mr. Almerfors received his B.S., MBA, Masters in Political Science and certification for post-graduate courses in corporate finance and accounting from the University of Stockholm.

STEPHEN M. BAILEY.      Mr. Bailey joined FLIR in April 2000 as Senior Vice President, Finance and Chief Financial Officer. Prior to joining FLIR, Mr. Bailey served as Vice President and Chief Financial Officer of Bauce Communications, Inc., President of Pro Golf of Portland, Inc., and Chief Financial Officer and Chief Operating Officer of Desk2Web Technologies, Inc. From 1975 to 1988, Mr. Bailey served in various senior executive positions with Amfac, Inc., including Senior Vice President and Controller of Amfac Foods, Inc., President of Amfac Supply Company and as Senior Vice President and Controller of Amfac, Inc. A CPA, Mr. Bailey also worked at Touche Ross & Company (which subsequently became Deloitte & Touche) from 1970 to 1975. Mr. Bailey received his B.S. from Oregon State University.

JAMES A. FITZHENRY.      Mr. Fitzhenry joined FLIR in 1993 as Corporate Counsel and Director of Administration, and was appointed Senior Vice President, General Counsel and Secretary in 1995. In 2002, he was named Senior Vice President, Corporate Operations and Secretary. From 1990 to 1993, Mr. Fitzhenry served in the White House under President George W. Bush as Assistant Director of the Office of Policy Development and Associate Director of the Office of Cabinet Affairs. Previously, he served as legal counsel and legislative director to U.S. Senator Mark O. Hatfield (R-Ore.), Deputy State Treasurer for the State of Oregon and practiced law in Portland, Oregon. Mr. Fitzhenry received his B.A. from the University of Oregon and his J.D. and MBA degrees from Willamette University. On November 21, 2002, Mr. Fitzhenry consented to a Securities and Exchange Commission Order pursuant to which he agreed to cease and desist from committing or causing any violations and any future violations of Rule 13b2-2 of the Securities Exchange Act of 1934 (regarding reports to auditors), and agreed to a ban on appearing or practicing before the Securities and Exchange Commission as an attorney for five years. Mr. Fitzhenry neither admitted nor denied the findings contained in the Order.

DENIS A. HELM.      Mr. Helm joined FLIR in April 2002 as Senior Vice President, Business Development. Prior to joining FLIR, he was President of Thermo Electron Corporation’s Environmental Instruments Division from 2000 to 2002 and Senior Vice President of Thermo Instrument Systems, Inc. from 1994 to 2000. Prior to 1994, Mr. Helm served in a number of capacities at Thermo Environmental Instruments, including Senior Engineer, Vice President and President. Mr. Helm holds a B.S. in electrical and general engineering and an M.S. in electrical engineering from Stevens Institute of Technology and an MBA from Boston University.

DANIEL L. MANITAKOS.      Mr. Manitakos joined FLIR in March 1999 as Vice President, Boston Operations and was appointed Senior Vice President and General Manager, Boston Operations in September 2000. Mr. Manitakos served as Vice President, Operations at Inframetrics, Inc. prior to its acquisition by FLIR in March 1999. Mr. Manitakos served in various engineering and operations capacities since joining Inframetrics in 1989. He received his B.S. in Mechanical Engineering from the University of Massachusetts, an M.S. in Mechanical Engineering from Northeastern University and an MBA from Suffolk University. Mr. Manitakos is also a Registered Professional Engineer in Massachusetts.

DETLEV H. SUDEROW.      Mr. Suderow joined FLIR in March 1999 as Director of Human Resources and was appointed Vice President in July of 1999 and Senior Vice President in September 2001. Prior to joining FLIR, he served as Vice President of Human Resources for Inframetrics, Inc. from 1996 to 1999. Mr. Suderow previously held senior human resource management positions at Data General Corporation and Digital Equipment Corporation. He received his B.A. from Brandeis University, a M.Ed. degree in Counseling Psychology from Tufts University and has completed advanced graduate studies in psychology at the University of Zurich in Switzerland.

WILLIAM A. SUNDERMEIER.      Mr. Sundermeier joined FLIR in 1994 as Product Marketing Manager and was appointed Director of Product Marketing in 1995. In 1999, Mr. Sundermeier was appointed Senior Vice President for Product Strategy. In September 2000, Mr. Sundermeier was appointed Senior Vice President and General Manager, Portland Operations. Prior to joining FLIR, Mr. Sundermeier was a founder of Quality Check Software, Inc. (QCS) in 1993. From 1985 to 1993, Mr. Sundermeier served as Product Line Manager at Cadre Technologies, Inc. Mr. Sundermeier also served as Software/Hardware Intern Engineer at Tektronix, Inc. from 1980 to 1985. Mr. Sundermeier received his B.S. in Computer Science from Oregon State University and has attended post-graduate programs at the Oregon Graduate Institute and the Wharton School of the University of Pennsylvania. Mr. Sundermeier is also a director of Max-Viz, Inc.

ANDREW C. TEICH.      Mr. Teich joined FLIR in March 1999 as Senior Vice President of Marketing. Mr. Teich was appointed Senior Vice President, Sales and Marketing in 2000. From 1996, Mr. Teich served as Vice President of Sales and Marketing at Inframetrics, Inc. prior to its acquisition by FLIR in March 1999. From 1984 to 1996, Mr. Teich served in the capacities of Sales Engineer, Western Regional Sales Manager, International Sales Manager and Vice President of Sales at Inframetrics. He holds an A.S. degree in Industrial Design from the University of Bridgeport and received his B.S. in Marketing from Arizona State University.

EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

The following table provides information concerning the compensation of the Company’s Chief Executive Officer and each of the four other most highly compensated executive officers of the Company (the “named executive officers”) for the fiscal years ending December 31, 2002, 2001 and 2000 or such periods as the named executive officer was an officer of the Company.

Name and Principal Position	Annual Compensation				Long-Term Compensation		All Other(2)
	Year	Salary	Bonus		Restricted Stock Awards(1)	Stock Options Granted
Earl R. Lewis(3)	2002	$400,000	$400,000		$—	100,000	$5,500
Chairman of the Board of Directors,	2001	300,042	300,000		—	346,000	5,250
President and Chief Executive Officer	2000	50,000	—		139,262	256,000	—

Arne Almerfors	2002	262,405	120,000		—	35,000	40,772
Executive Vice President and	2001	204,523	292,000	(4)	—	—	35,682
President, Thermography Division	2000	148,622	26,748		—	36,000	40,334

Stephen M. Bailey(5)	2002	230,000	130,000		—	26,500	5,500
Sr. Vice President, Finance and	2001	231,360	110,000		—	83,500	5,250
Chief Financial Officer	2000	160,828	22,000		—	39,000	5,250

Andrew C. Teich	2002	220,000	135,000		—	25,000	5,500
Sr. Vice President, Sales and	2001	220,965	120,000		—	84,000	5,250
Marketing	2000	213,642	22,000		—	31,000	9,005

William A. Sundermeier	2002	210,000	130,000		—	25,000	5,500
Sr. Vice President and General	2001	209,199	120,000		—	84,000	5,250
Manager, Portland Operations	2000	194,850	22,000		—	31,000	5,250

(1)	This amount represents the value of shares of restricted stock awarded to Mr. Lewis based on the market price of the Company’s common stock on the date of award, including 8,332 shares of restricted stock awarded to Mr. Lewis as compensation for consulting services for the period August 15, 2000 through October 31, 2000, and 13,333 shares of restricted stock awarded to Mr. Lewis in lieu of a cash bonus for 2000. All such shares of restricted stock vested in August 2001.

(2)	The amounts set forth under All Other Compensation represent amounts contributed on behalf of the named executive officers to retirement plans.

(3)	Mr. Lewis has served as President and Chief Executive Officer since November 2000.

(4)	Includes $152,000 which represents the fair market value of 4,000 shares of Common Stock awarded to Mr. Almerfors on the date of the award.

(5)	Mr. Bailey joined the Company in April 2000.

Supplemental Executive Pension Plan

In 2001, the Company adopted a Supplemental Executive Retirement Plan (SERP or the “Plan”) that provides retirement benefits to its executive officers in the United States. Under the SERP, separate unfunded retirement accounts are established for each eligible officer and such accounts are credited with an amount equal to 10% of such officer’s compensation during each Plan year. The retirement accounts earn interest at the prime interest rate plus 2%. Vesting in the retirement accounts is based upon the age of the officer and increases annually with full vesting provided at the earlier of age 60 or after 10 years of service. Upon normal retirement, the officer is entitled to receive the amount in their respective retirement account in equal annual installments, including principal and interest, over 20 years. The Plan also provides for a minimum retirement benefit that is equal to 25% of the greater of the officer’s compensation during that officer’s last 12 months of employment or the average of the officer’s two highest years of compensation while employed by the Company. The Plan defines normal retirement as termination of employment with the Company at or after age 60. There are early retirement provisions in the Plan established based upon termination of employment at or after age 55 with at least five full years of service. Under these early retirement provisions, the minimum annual retirement benefit is reduced by 6% for each year prior to age 60 in which the termination occurs. At December 31, 2002, the estimated minimum annual benefits for each of the named executive officers, assuming full vesting, is as follows: Mr. Lewis—$250,000; Mr. Bailey—$106,923; Mr. Teich—$152,888; and Mr. Sundermeier—$160,292; Mr. Almerfors is not eligible to participate in the Plan.

Stock Options

The following table sets forth information concerning options granted to the named executive officers during the year ended December 31, 2002 under the Company’s stock options plans:

	Number of Securities Underlying Options Granted(2)	Percent of Total Options Granted to Employees In 2002	Exercise Price Per Share	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(1)
Name					5%	10%
Earl R. Lewis	100,000	13.1%	$46.90	2/12/12	$2,949,516	$7,474,652
Arne Almerfors	35,000	4.6%	36.70	9/12/12	807,815	2,047,162
Stephen M. Bailey	26,500	3.5%	46.90	2/12/12	781,622	1,980,783
Andrew C. Teich	25,000	3.3%	46.90	2/12/12	737,379	1,868,663
William A. Sundermeier	25,000	3.3%	46.90	2/12/12	737,379	1,868,663

(1)	The amounts shown are hypothetical gains based on the indicated assumed rates of appreciation of the Common Stock compounded annually for a ten-year period. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock and overall stock market conditions. There can be no assurance that the Common Stock will appreciate at any particular rate or at all in future years.

(2)	These options become exercisable beginning on the first anniversary of the date of grant, with one-half of the options becoming exercisable on that date and the other one-half becoming exercisable on the second anniversary of the date of grant.

Options Exercised in Last Fiscal Year and Fiscal Year End Option Values

The following table sets forth, for each of the named executive officers, the shares acquired upon option exercises during 2002 and the related value realized, and the number and value of unexercised options as of December 31, 2002.

	Options Exercised in Last Fiscal Year(1)		Number of Securities Underlying Unexercised Options at December 31, 2002		Value of Unexercised In-the-Money Options At December 31, 2002(2)
Name	Number of Shares	Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Earl R. Lewis	264,814	$9,296,488	186,372	230,000	$3,107,043	$1,724,000
Arne Almerfors	27,000	711,127	36,000	35,000	1,535,173	423,500
Stephen M. Bailey	—	—	92,750	56,250	2,471,664	351,050
Andrew C. Teich	—	—	100,000	55,000	2,152,211	401,500
William A. Sundermeier	34,000	661,581	54,800	55,000	1,244,127	401,500

(1)	The value realized is based on the difference between the market price at the time of exercise of the options and the applicable exercise price.

(2)	The value of unexercised in-the-money options is based on the difference between $48.80, which was the closing price of the Common Stock on December 31, 2002, and the applicable exercise price.

Change of Control and Employment Agreements

CHANGE OF CONTROL AGREEMENTS.    The Company has entered into change of control agreements (the “Change of Control Agreements”) with each of the named executive officers. Each of the Change of Control Agreements is for a term ending December 31, 2003, provided that if a Change of Control (as defined) occurs before December 31, 2003, the Change of Control Agreements will continue in effect for a period of 90 days beyond the stated term. If a Change of Control occurs during the term of the Change of Control Agreements and an executive officer’s employment terminates within 60 days before or 90 days after the Change of Control for any reason other than the executive officer’s death or disability or termination by the Company for “Cause,” such executive officer would be entitled to receive a lump sum payment in an amount equal to two times the executive officer’s average annualized compensation for the two most recent tax years ending before the Change of Control. In addition, such executive officer would be entitled to the continuation of health and insurance benefits for up to 24 months following the termination of employment and all unvested stock options and rights under Company retirement and pension plans would become immediately and fully vested. For purposes of the Change of Control Agreements, a “Change of Control” means any merger or consolidation transaction that results in the shareholders of the Company immediately before such transaction owning less than 50 percent of the total combined voting power of the surviving corporation in the transaction. For purposes of the Change of Control Agreements, “Cause” includes the commission of certain illegal or wrongful acts, a breach of any material term of the Change of Control Agreement or a breach of fiduciary duty to the Company.

EMPLOYMENT AGREEMENT.    The Company entered into an Employment Agreement (the “Agreement”) with Mr. Lewis effective January 1, 2003 pursuant to which Mr. Lewis is employed by the Company as President and Chief Executive Officer. The Agreement is for a term ending January 1, 2005, and provides for a minimum annual base salary of $500,000 for both years and annual bonus eligibility of up to 100 percent of base salary. Pursuant to the Agreement, Mr. Lewis will also be granted stock options at the discretion of the Compensation Committee of the Company’s Board of Directors. If Mr. Lewis terminates the Agreement or the Company terminates the Agreement for “Cause” (as defined in the Agreement), Mr. Lewis would be paid through the date of termination. If the Company terminates the Agreement without Cause, the Company would be required to continue to pay Mr. Lewis an amount equal to his base salary in effect at the time of termination for a period equal to the greater of 18 months or the remaining term of the Agreement plus certain bonus payments. In addition, if the Company terminates the Agreement without Cause, all options granted to Mr. Lewis shall immediately vest. In the event that the Agreement terminates as a result of the death of Mr. Lewis, the Company would be required to pay an amount equal to one year’s base salary to Mr. Lewis’ estate or designated beneficiary. The Agreement also provides that Mr. Lewis will be entitled to all benefits made available to other executive officers and provides for the payment of certain housing, relocation, and automobile and travel expenses incurred by Mr. Lewis.

Director Compensation

Under the Company’s 1993 Stock Option Plan for Nonemployee Directors, as amended, an option to purchase 6,000 shares of Common Stock is automatically granted to each nonemployee Director each year on the day of the Annual Meeting. Further, in addition to the granting of stock options described above and the reimbursement for out-of-pocket and travel expenses incurred in attending Board meetings, nonemployee Directors of the Board are paid a $3,000 quarterly retainer, a $1,000 quarterly retainer for nonemployee Directors who serve as Chairman of the Audit, Compensation, or Corporate Governance Committees of the Board, an attendance fee of $1,000 for personal attendance ($500 for participation by phone) at each regularly scheduled meeting of the full Board and an attendance fee of $500 for personal attendance ($200 for participation by phone) of each meeting of the Audit, Compensation, or Corporate Governance Committees.

Equity Compensation Plan Information

The following table provides information as of December 31, 2002 with respect to the shares of the Company’s Common Stock that may be issued under the Company’s existing equity compensation plans.

	A	B	C
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options(2)	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A)(3)
Equity Compensation Plans Approved by Shareholders(1)	2,255,181	$29.01	2,187,953
Equity Compensation Plans Not Approved by Shareholders(4)	—	—	—

Total	2,255,181	$29.01	2,187,953

(1)	Consists of the Company’s 1992 Stock Incentive Plan, 1993 Stock Option Plan for Nonemployee Directors, 1999 Employee Stock Purchase Plan and 2002 Stock Incentive Plan.

(2)	Excludes purchase rights accruing under the Company’s 1999 Employee Stock Purchase Plan (the “Purchase Plan”) which has a shareholder approved reserve of 1,500,000 shares. Under the Purchase Plan, each eligible employee may purchase shares of Common Stock at semi-annual intervals at a purchase price per share equal to 85% of the lower of (i) the fair market value of the Common Stock on the enrollment date for the offering period in which that semi-annual purchase date occurs or (ii) the fair market value on the semi-annual purchase date.

(3)	Includes shares available for future issuance under the Purchase Plan. As of December 31, 2002, an aggregate of 1,277,698 shares of Common Stock were available for issuance under the Purchase Plan.

(4)	The Company does not have any equity compensation plans or arrangements that have not been approved by shareholders.

COMPENSATION COMMITTEE REPORT

Under rules established by the Securities and Exchange Commission (the “SEC”), the Company is required to provide certain data and information in regard to the compensation and benefits provided to the Company’s Chief Executive Officer and the four other most highly compensated executive officers. In fulfillment of this requirement, the Compensation Committee, at the direction of the Board of Directors, has prepared the following report for inclusion in this Proxy Statement.

Executive Compensation Philosophy.    The Compensation Committee of the Board of Directors is composed entirely of outside Directors. The Compensation Committee is responsible for setting and administering the policies and programs that govern both annual compensation and stock ownership programs for the executive officers of the Company. The Company’s executive compensation policy is based on principles designed to ensure that an appropriate relationship exists between executive pay and corporate performance, while at the same time motivating and retaining executive officers.

Executive Compensation Components.    The key components of the Company’s compensation program are base salary, an annual incentive award, and equity participation. These components are administered with the goal of providing total compensation that is competitive in the marketplace, rewards successful financial performance and aligns executive officers’ interests with those of stockholders. The Compensation Committee reviews each component of executive compensation on an annual basis.

Base Salary.    Base salaries for executive officers are set at levels believed by the Compensation Committee to be sufficient to attract and retain qualified executive officers. Base pay increases are provided to executive officers based on an evaluation of each executive’s performance, as well as the performance of the Company as a whole. In establishing base salaries, the Compensation Committee not only considers the financial performance of the Company, but also the success of the executive officers in developing and executing the Company’s strategic plans, developing management employees and exercising leadership. The Compensation Committee believes that executive officer base salaries for 2002 were reasonable as compared to amounts paid by companies of similar size.

Annual Incentive.    The Compensation Committee believes that a significant proportion of total cash compensation for executive officers should be subject to attainment of specific Company earnings criteria. This approach creates a direct incentive for executive officers to achieve desired performance goals and places a significant percentage of each executive officer’s compensation at risk. Consequently, each year the Compensation Committee establishes potential bonuses for executive officers based on the Company’s achievement of certain earnings criteria. The Compensation Committee believes that executive officer annual bonuses for 2002 were reasonable as compared to amounts paid by companies of similar size.

Stock Options.    The Compensation Committee believes that equity participation is a key component of its executive compensation program. Stock options are granted to executive officers primarily based on the officer’s actual and potential contribution to the Company’s growth and profitability and competitive marketplace practices. Option grants are designed to retain executive officers and motivate them to enhance stockholder value by aligning the financial interests of executive officers with those of stockholders. Stock options also provide an effective incentive for management to create shareholder value over the long term since the full benefit of the compensation package cannot be realized unless an appreciation in the price of the Company’s Common Stock occurs over a number of years.

Compensation of Chief Executive Officer.    Consistent with the executive compensation policy and components described above, the Compensation Committee determined the salary, bonus and stock options received by Earl R. Lewis, the President and Chief Executive Officer of the Company, for services rendered in 2002. Mr. Lewis received a base salary of $400,000 for 2002. He also received an annual bonus of $400,000 and stock options to purchase 100,000 shares of the Company’s common stock.

COMPENSATION COMMITTEE

John C. Hart, Chair

Angus Macdonald

Ronald L. Turner

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee during the fiscal year ended December 31, 2002, were Messrs. Hart, Macdonald and Turner.

Section 16 Reports

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “1934 Act”) requires the Company’s Directors and officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons also are required to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on the Company’s review of the copies of such reports received by it with respect to fiscal 2002, or written representations from certain reporting persons, the Company believes that all filing requirements applicable to its Directors, officers and persons who own more than 10% of a registered class of the Company’s equity securities have been complied with for fiscal 2002.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Prior to 2002, the Company provided loans totaling $89,484 to James A. Fitzhenry, Senior Vice President and Secretary. The loans were represented by an unsecured promissory note that carried interest at the rate of 6%

per year, compounded annually. On April 19, 2002, Mr. Fitzhenry repaid all amounts owing on the note, including interest, of $90,491.

Steven E. Wynne, a member of the Board of Directors and the Company’s Acting Senior Vice President and General Counsel, is a partner in the law firm of Ater Wynne LLP, the Company’s outside legal counsel.

STOCK OWNED BY MANAGEMENT AND PRINCIPAL SHAREHOLDERS

The following table sets forth certain information known to the Company with respect to the beneficial ownership of the Company’s Common Stock as of January 31, 2003 by: (i) each person known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) each of the Company’s Directors, (iii) each of the Company’s named executive officers, and (iv) all Directors and executive officers as a group. Except as otherwise indicated, the Company believes that each of the following shareholders has sole voting and investment power with respect to the shares beneficially owned by such shareholder.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned(1)	Percent Common Stock Outstanding
FMR Corp.(2) 82 Devonshire Street Boston, MA 02109	2,205,288	12.7%
Marsh & McLennan Companies, Inc.(3) 1166 Avenue of the Americas New York, NY 10036	859,000	5.0%
Earl R. Lewis	360,882	2.1%
John C. Hart	33,500	*
Angus L. Macdonald	13,000	*
Michael T. Smith	—	*
Ronald L. Turner	36,000	*
Steven E. Wynne	37,200	*
Arne Almerfors	49,527	*
Stephen M. Bailey	116,815	*
Andrew C. Teich	130,390	*
William A. Sundermeier	73,122	*
Directors and Executive Officers as a group (14 persons)	1,193,624	6.5%

*	Less than one percent (1%).

(1)	Applicable percentage of ownership is based on 17,300,012 shares of FLIR Common Stock outstanding as of January 31, 2003. Beneficial ownership is determined in accordance with rules of the SEC, and includes voting power and investment power with respect to shares. Shares issuable upon the exercise of outstanding stock options that are currently exercisable or become exercisable within 60 days from January 31, 2003 are considered outstanding for the purpose of calculating the percentage of Common Stock owned by such person, but not for the purpose of calculating the percentage of Common Stock owned by any other person. The number of shares that are issuable upon the exercise of options that are currently exercisable or exercisable within 60 days of January 31, 2003 is as follows: Mr. Lewis—236,372; Mr. Hart—32,000; Mr. Macdonald—6,000; Mr. Turner—36,000; Mr. Wynne—37,000; Mr. Almerfors—36,000; Mr. Bailey—106,000; Mr. Teich—112,500; Mr. Sundermeier—67,300; and all Directors and executive officers as a group—958,819.

(2)	This information as to beneficial ownership is based on a Schedule 13G/A filed by FMR Corp with the Securities and Exchange Commission on February 13, 2003. The Schedule 13G/A states that FMR Corp and its affiliates are the beneficial owners of 2,205,288 shares of Common Stock as to which certain affiliates of FMR Corp have sole dispositive power, including 200,088 shares of Common Stock as to which they have sole voting power.

(3)	This information as to beneficial ownership is based on a Schedule 13G filed by Marsh & McLennan Companies, Inc., (“M&MC”) and certain of its affiliates with the Securities and Exchange Commission on February 14, 2003. The Schedule 13G states that affiliates of M&MC are the beneficial owners of a total of 859,000 shares of Common Stock as to which they have shared dispositive power, including 344,700 shares of Common Stock as to which they have sole voting power.

STOCK PERFORMANCE GRAPH

The information contained in the stock performance graph shall not be deemed “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or Securities Exchange Act of 1934, each as amended, except to the extent that the Company specifically incorporates it by reference into such filing. Management of the Company cautions that the stock price performance information shown in the graph below is provided as of December 31, 2002, and may not be indicative of current stock price levels or future stock price performance.

The graph depicted below shows a comparison of cumulative total shareholder returns for the Company’s Common Stock with the cumulative total return on the Standard & Poor’s MidCap 400 Index and the Standard & Poor’s 600 Electronic Equipment & Instruments Index.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

AMONG FLIR SYSTEMS, INC., THE S&P MIDCAP 400 INDEX

AND THE S&P 600 ELECTRONIC EQUIPMENT & INSTRUMENTS INDEX

*	The graph covers a period of five years commencing December 31, 1997 and ending December 31, 2002. The graph assumes that $100 was invested in the Company on December 31, 1997 and in each index, and that all dividends were reinvested. No cash dividends have been declared on shares of the Company’s Common Stock.

The stock performance graph was plotted using the following data:

	Dec 97	Dec 98	Dec 99	Dec 00	Dec 01	Dec 02
FLIR Systems, Inc.	100.00	112.05	78.31	26.81	182.75	235.18
S&P MidCap 400 Index	100.00	119.12	136.65	160.57	159.60	136.44
S&P 600 Electronic Equipment & Instruments Index	100.00	73.91	129.17	114.71	90.13	66.12
JP Morgan H&Q Technology Index	100.00	155.54	347.38	224.57	148.52	N/A

The Company used the S&P 600 Electronic Equipment & Instruments Index for comparative purposes in the current year because the industry index that was used in prior years, the JP Morgan H&Q Technology Index, was discontinued in March 2002. Performance data for the JP Morgan H&Q Technology Index through December 2001 is included in the stock performance graph data table above.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is comprised of three Directors who are considered independent under applicable Nasdaq Stock Market rules. The Committee operates under a written charter adopted by the Board. A copy of which is attached as Appendix A.

The primary purpose of the Audit Committee is to oversee the Company’s financial reporting process on behalf of the Board and report the results of its activities to the Board. The Audit Committee annually reviews and recommends to the Board the selection of the Company’s independent accountants.

Management is responsible for preparing the Company’s financial statements. The independent accountants are responsible for performing an independent audit of the Company’s audited financial statements in accordance with generally accepted auditing standards in the United States of America and to issue a report thereon. The Committee’s responsibility is to monitor and oversee these processes.

In this context, the Committee has reviewed and discussed the audited financial statements with management and the independent accountants. The Committee also has discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

The Company’s independent accountants also provided to the Committee the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent accountants that firm’s independence.

Based on the above discussions and review with management and the independent accountants, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Commission.

AUDIT COMMITTEE

Michael T. Smith, Chair

Angus L. Macdonald

Ronald L. Turner

APPROVAL OF AMENDMENT OF ARTICLES OF INCORPORATION

Introduction

The Company’s Second Restated Articles of Incorporation, as currently in effect (the “Articles”), provide that the Company’s authorized capital stock shall consist of 30,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock, (the “Preferred Stock”), $0.01 par value. On February 4, 2003, the Company’s Board of Directors authorized an amendment of the Articles (the “Amendment”), subject to shareholder approval, to increase the number of shares of Common Stock authorized for issuance under the Articles by 70,000,000 shares to a total of 100,000,000 shares. If the Amendment is adopted, it will become effective upon the filing of the Amendment with the Secretary of State of the State of Oregon. Under the proposed amendment, Article II, Section B of the Corporation’s Second Restated Articles of Incorporation, as amended, would be amended in its entirety as follows:

B.	The authorized capital stock of the Corporation consists of 100,000,000 shares of common stock par value $0.01 per share (“Common Stock”) and 10,000,000 shares of preferred stock par value $0.01 per share (“Preferred Stock”).

The shareholders are being asked to approve the Amendment. The authorized but unissued shares of Common Stock would be available for issuance from time to time for such purposes and for such consideration as the Board of Directors may determine to be appropriate without further action by the shareholders, except for those instances in which applicable law or stock exchange rules require shareholder approval.

Current Use Of Shares

As of the Record Date, the Company has approximately 17.2 million shares of Common Stock outstanding and approximately 4.4 million shares reserved for issuance under the Company’s employee stock plans, of which, approximately 2.2 million are covered by outstanding options and approximately 2.2 million are available for grant or purchase. Therefore, the Company’s total share requirement as of the Record Date was approximately 21.6 million shares (the “Share Requirement”).

Purpose of the Proposed Amendment

The Board of Directors believes that it is in the Company’s best interest to increase the number of authorized shares of Common Stock in order to have additional authorized but unissued shares available for issuance to meet business needs as they arise without the expense and delay of a special meeting of shareholders. If the Amendment is approved, there will be approximately 82.8 million authorized but unissued shares of Common Stock. The Board of Directors believes that the availability of such additional shares of Common Stock will provide the Company with the flexibility to issue Common Stock for proper corporate purposes that may be identified in the future. Such future activities may include, without limitation, raising equity capital, adopting additional employee stock plans or reserving additional shares for issuance under its existing employee stock plans, effecting a stock split or issuing a stock dividend, and making acquisitions through the use of stock. Other than as permitted or required under the Company’s existing employee stock plans and outstanding options, the Board of Directors has no immediate plans, understandings, agreements or commitments to issue additional shares of Common Stock for any purposes. The Board of Directors believes that the proposed increase in the authorized Common Stock will make a sufficient number of shares available, should the Company decide to use its shares for one or more of such previously mentioned purposes or otherwise. The Company reserves the right to seek a further increase in authorized shares from time to time in the future as considered appropriate by the Board of Directors.

Possible Effects of the Proposed Amendment

If the shareholders approve the proposed Amendment, the Board of Directors may cause the issuance of additional shares of Common Stock without further vote of the shareholders of the Company, except as provided under Oregon corporate law or under the rules of any national securities exchange on which shares of Common Stock are then listed. Under the Company’s Articles, the Company’s shareholders do not have preemptive rights to subscribe to additional securities which may be issued by the Company, which means that current shareholders do not have a prior right to purchase any new issue of capital stock of the Company in order to maintain their proportionate ownership of the Company’s Common Stock. In addition, if the Board of Directors elects to issue additional shares of Common Stock, such issuance could have a dilutive effect on the earnings per share, voting power and holdings of current shareholders.

In addition to the corporate purposes discussed above, the proposed Amendment could, under certain circumstances, have an anti-takeover effect, although this is not the intent of the Board of Directors. For example, it may be possible for the Board of Directors to delay or impede a takeover or transfer of control of the Company by causing such additional authorized shares to be issued to holders who might side with the Board in opposing a takeover bid that the Board of Directors determines is not in the best interests of the Company and its shareholders. The Amendment therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempt, the proposed Amendment may limit the opportunity for the Company’s shareholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The proposed Amendment may have the effect of permitting the Company’s current management, including the current Board of Directors, to retain its position, and place it in a better position to resist changes that shareholders may wish to make if they are dissatisfied with the conduct of the Company’s business. However, the Board of Directors is not aware of any attempt to take control of the Company and the Board of Directors has not presented this proposal with the intent that it be utilized as a type of anti-takeover device.

The Company adopted a Shareholder Rights Plan in June 1999 (the “Rights Plan”). The Rights Plan is designed to protect shareholders from proposed takeovers and other abusive takeover tactics, which the Board of Directors believes are not in the best interest of shareholders, by providing shareholders with certain rights to acquire capital stock of the Company or of an acquiring entity upon the occurrence of certain events. A copy of the Rights Plan was filed with the Securities and Exchange Commission on June 11, 1999. Although the Rights Plan provides for the issuance of the Company’s Preferred Stock in the event rights become exercisable under the terms of the Rights Plan, the Company may, under certain circumstances, be required to issue a substantial number of shares of Common Stock. A failure to have a sufficient number of shares available could result in a delay or failure of implementation of the Rights Plan. An increase in the authorized number of shares of Common Stock could therefore make a change in control of the Company more difficult by facilitating the operation of the Rights Plan.

Vote Required; Recommendation of the Board Of Directors

The Board of Directors unanimously recommends a vote FOR approval of the proposed Amendment. If a quorum is present, this proposal will be approved if a majority of the votes cast on the proposal are voted in favor of approval. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting but will not be counted and will have no effect in determining whether the proposal is approved. Proxies solicited by the Board will be voted for approval of the proposed Amendment unless a vote against the proposal or abstention is specifically indicated.

The Board of Directors unanimously recommends a vote FOR this proposal.

INDEPENDENT AUDITORS

Appointment of Independent Auditors

The Board of Directors has appointed KPMG LLP to act as independent auditors for the Company for the fiscal year ending December 31, 2003. KMPG LLP served as the Company’s independent auditors for the year ended December 31, 2002. A representative of KPMG LLP is expected to be present at the Annual Meeting, will be given the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Change of Independent Auditors

On May 20, 2002, the Company dismissed Arthur Andersen LLP as its independent auditors. This action was approved by the Board of Directors and the Audit Committee of the Board of Directors. The audit reports of Arthur Andersen LLP on the consolidated financial statements of the Company and its subsidiaries as of and for the years ended December 31, 2000 and 2001, did not contain any adverse opinion, disclaimer of opinion or qualification as to uncertainty, audit scope or accounting principles. During the two years ended December 31, 2000 and 2001, and the subsequent interim period through May 20, 2002, there were no disagreements with Arthur Andersen LLP on any matter of accounting principle or practice, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Arthur Andersen LLP, would have caused them to make a reference to the subject matter of the disagreement in connection with their reports; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

On May 20, 2002 the Company engaged KPMG LLP as its new independent auditors. The decision to change accounting firms was approved by the Company’s Board of Directors and the Audit Committee of the Board of Directors. During the years ended December 31, 2000 and 2001, and the subsequent interim period through May 20, 2002, the Company did not consult with KPMG LLP regarding the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

The Company requested that Arthur Andersen LLP furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agreed with the statements set forth above. A copy of such letter dated May 20, 2002 was filed as Exhibit 16.1 to the Company’s Current Report on Form 8-K filed on May 28, 2002.

FEES BILLED TO THE COMPANY BY INDEPENDENT ACCOUNTANTS

The aggregate fees billed by KPMG LLP for professional services rendered for the fiscal year ending December 31, 2002 were as follows:

Audit Fees	$417,000
Financial Information Systems Design and Implementation	—
Other(1)	206,000

Total Fees	$623,000

(1)	Principally represents various forms of tax compliance assistance, both foreign and domestic.

DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, some shareholder proposals may be eligible for inclusion in the Company’s 2004 proxy statement. Any such proposal must be received by the Company not later than November 12, 2004. Shareholders interested in submitting such a proposal are advised to contact knowledgeable counsel with regard to the detailed requirements of the applicable securities law. The submission of a shareholder proposal does not guarantee that it will be included in the Company’s proxy statement. Alternatively, under the Company’s bylaws, a proposal or nomination that a shareholder does not seek to include in the Company’s proxy statement pursuant to Rule 14a-8 may be delivered to the Secretary of the Company not less than 60 days nor more than 90 days prior to the date of an Annual Meeting, unless notice or public disclosure of the date of the meeting occurs less than 60 days prior to the date of such meeting, in which event, shareholders may deliver such notice not later than the 10th day following the day on which notice of the date of the meeting was mailed or public disclosure thereof was made. A shareholder’s submission must include certain specified information concerning the proposal or nominee, as the case may be, and information as to the shareholder’s ownership of common stock of the Company. Proposals or nominations not meeting these requirements will not be entertained at the Annual Meeting. If the shareholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Securities Exchange Act of 1934, the Company may exercise discretionary voting authority under proxies it solicits to vote in accordance with its best judgment on any such proposal or nomination submitted by a shareholder.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors does not know of any other matters to be presented for action by the shareholders at the 2003 Annual Meeting. If, however, any other matters not now known are properly brought before the meeting, the persons named in the accompanying proxy will vote such proxy in accordance with the determination of a majority of the Board of Directors.

COST OF SOLICITATION

The cost of soliciting proxies will be borne by the Company. In addition to use of the mails, proxies may be solicited personally or by telephone by Directors, officers and employees of the Company, who will not be specially compensated for such activities. Also, W.F. Doring & Co. may solicit proxies at an approximate cost of $2,500 plus reasonable expenses. Such solicitations may be made personally, or by mail, facsimile, telephone, telegraph or messenger. The Company will also request persons, firms and companies holding shares in their names or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. The Company will reimburse such persons for their reasonable expenses incurred in that connection.

ADDITIONAL INFORMATION

A copy of the Company’s Annual Report to Shareholders for the fiscal year ended December 31, 2002 accompanies this Proxy Statement. The Company is required to file an Annual Report on Form 10-K for its fiscal year ended December 31, 2002 with the Securities and Exchange Commission. Shareholders may obtain, free of charge, a copy of the Form 10-K (without exhibits) by writing to Investor Relations, FLIR Systems, Inc., 16505 S.W. 72nd Avenue, Portland, Oregon 97224.

By Order of the Board of Directors

Earl R. Lewis

Chairman of the Board of Directors, President and Chief Executive Officer

Portland, Oregon

March 11, 2003

Appendix A

FLIR SYSTEMS, INC.

AUDIT COMMITTEE CHARTER

Composition of the Committee

1.	Number of Members. The Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of FLIR Systems, Inc. (the “Company”) shall consist of not less than three directors appointed by the Board. The Board may designate or remove members at its discretion. The Board shall appoint a Chair of the Committee.

2.	Qualification of Members. Each member of the Committee shall qualify as an “independent director” under the requirements of the Company’s Corporate Governance Principles and otherwise meet the applicable requirements of the Nasdaq Stock Market. In addition, each member shall, at the time of appointment to the Committee, be able to read and understand fundamental financial statements, including the company’s balance sheet, income statement and statement of cash flows, and to meet such other applicable standards of financial literacy as may be required by rules of the Nasdaq Stock Market.

3.	Financial Expert. The Committee shall at all times include among its membership at last one member who qualifies as a “financial expert” as such term is defined by applicable regulations of the Securities and Exchange Commission and requirements of the Nasdaq Stock Market. The Committee shall formally determine which of its members meets this requirement, and the designated member shall be identified as such in the Company’s annual proxy statement.

Meetings of the Committee

4.	Regular Meetings. The Committee shall hold at least one meeting per calendar quarter. The Chair of the Committee will, in consultation with the other members of the Committee, call meetings of the Committee, set the agenda and conduct the meetings.

5.	Special Meetings. The Chair or any two members of the Committee may call a special meeting of the Committee at any time. The person or persons calling a special meeting shall set the agenda for the meeting, and the Chair shall conduct the meeting.

6.	Minutes. The Committee shall keep minutes of its meetings showing all matters considered and actions taken, and shall submit a report of each meeting to the Board at its next following regular meeting.

7.	Manner of Acting. The Committee shall act (1) by affirmative vote of a majority of the members of the Committee present at a meeting at which a quorum is present, or (2) by the written consent of all members of the Committee.

Purpose of the Committee

8.	Oversight. The Committee shall monitor the integrity of the Company’s financial statements and financial reporting process, the Company’s compliance with legal and regulatory requirements, the independent auditor’s qualification and independence, the performance of any internal audit function, and the adequacy of the Company’s accounting and internal control systems. Subject to the specific responsibilities that are set forth in this charter, it is not the responsibility of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate or are in compliance with generally accepted accounting principles, which is the responsibility of management and the independent auditor. The Committee shall prepare the report of the Committee that is required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statements.

A-1

Responsibilities and Duties of the Committee

9.	Retention and Oversight of Auditors. The Committee shall have the sole authority (subject to shareholder ratification, if applicable) to appoint, evaluate, determine funding for, oversee and, where appropriate, replace the Company’s independent auditors. The independent auditors shall report directly to the Committee, and shall obtain the Committee’s authorization before providing any services (whether or not related to the audit). The Committee shall resolve any disputes between the auditors and the Company’s financial management regarding financial reporting.

10.	Review Process. The Committee shall establish and maintain procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, including a process by which employees may submit, anonymously and in confidence, concerns regarding accounting or auditing matters. The Committee shall take such action as may be necessary or required to insure that complaints are treated confidentially and anonymously.

11.	Related-Party Transactions. The Committee shall have the responsibility for reviewing all related-party transactions involving, directly or indirectly, the Company and any of its directors or officers. The Committee shall approve such transactions in accordance with such guidelines as the Committee may from time to time adopt. The Company shall not enter into any related-party transaction unless it has been approved by the Committee.

12.	Meetings With the Auditors. The Committee shall meet regularly with the independent auditors, which meetings may include management, to review and discuss the results of the auditors’ audits and reviews. The meetings shall include a review of any audit problems or difficulties, including any disagreements with management, and a review of any significant disagreements between the Company’s audit team and its national office regarding auditing or accounting issues pertaining to the Company. The Committee shall provide at each meeting an opportunity for the independent auditors to meet privately with the Committee outside the presence of management to discuss such issues as the auditors or Committee members may deem appropriate.

13.	Reports to the Board. The Committee shall, at least quarterly, review with the Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditor and such other matters as the Committee may deem appropriate.

14.	Additional Duties and Responsibilities. In addition to the foregoing, the Committee shall have such additional responsibilities, duties and authority as may be required by applicable law or the rules of the Securities and Exchange Commission or the Nasdaq Stock Market.

15.	Necessary Authority. The Committee shall have the authority to undertake any action required to fulfill its responsibilities, and shall have direct access to the independent auditors as well as any employee of the Company. The Committee has the authority to retain, at the Company’s expense, special legal, accounting or other consultants or experts it deems necessary in the performance of its duties.

A-2

FLIR SYSTEMS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of FLIR Systems, Inc., an Oregon corporation (the “Company”), hereby appoints Earl R. Lewis and Steven E. Wynne, or either of them, with full power of substitution in each, as proxies to cast all votes that the undersigned shareholder is entitled to cast at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at 2:00 p.m. on April 24, 2003 at the Multnomah Athletic Club, 1849 SW Salmon Street, Portland, Oregon 97205, and any adjournments or postponements thereof upon the following matters.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. UNLESS DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES LISTED IN PROPOSAL 1 AND “FOR” PROPOSAL 2 AND IN ACCORDANCE WITH THE RECOMMENDATIONS OF A MAJORITY OF THE BOARD OF DIRECTORS AS TO OTHER MATTERS. The undersigned hereby acknowledges receipt of the Company’s Proxy Statement and hereby revokes any proxy or proxies previously given.

PLEASE SIGN, DATE AND RETURN THIS PROXY CARD TODAY, USING THE ENCLOSED ENVELOPE.

(continued and to be signed and dated on reverse side)

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				Please mark your votes as indicated		[X]

	FOR the nominees listed below (except as indicated below)	WITHHOLD AUTHORITY to vote for all nominees listed below
1. Election of four directors, one for a one-year term and three for a three-year term.	[ ]	[ ]

2. To approve an amendment to the Company’s Second Restated Articles of Incorporation to increase the number of shares of Common Stock that the Company is authorized to issue from 30,000,000 to 100,000,000.

				FOR	AGAINST	ABSTAIN
01 Michael T. Smith for a one-year term 02 Earl R. Lewis 03 Ronald L. Turner 04 Steven E. Wynne, each for a three-year term			THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF PROPOSAL 2.	[ ]	[ ]	[ ]

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE NOMINEES NAMED ABOVE.			3. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.

INSTRUCTION: To withhold authority to vote for any nominee write that nominee’s name(s) in this space.			[ ]	Please check this box if you plan to attend the Annual Meeting

Typed or Printed name(s)

Authorized Signature

Title or authority, if applicable

Date

Please sign exactly as your name appears on this Proxy Card. If shares are registered in more than one name, all such persons should sign. A corporation should sign in its full corporate name by a duly authorized officer, stating his/her title. Trustees, guardians, executors and administrators should sign in their official capacity, giving their full title as such. If a partnership, please sign in the partnership name by authorized person(s).

If you receive more than one Proxy Card, please sign and return all such cards in the accompanying envelope.
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